UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended

transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.	☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Amendments to 2018 Performance-Based Stock Incentive Plan and associated award agreements.

On August 27, 2020, the disinterested members of the Board of Directors (the “Board”) of Veritone, Inc. (the “Company”) adopted amendments to the Company’s 2018 Performance-Based Stock Incentive Plan (the “2018 Plan”), as summarized below (the “Plan Amendments”).  Such Plan Amendments were approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on July 24, 2020.  Each of the Company’s executive officers, Chad Steelberg, Chief Executive Officer; Ryan Steelberg, President; Peter F. Collins, Executive Vice President and Chief Financial Officer; and Jeffrey B. Coyne, Executive Vice President, General Counsel and Secretary, has previously received a performance-based stock option award under the 2018 Plan (each, an “Award”), and the Plan Amendments will apply to each such Award.

The Plan Amendments include:

1.	Amendment of the Stock Price Milestones set forth in Section 2.1(c)(ii) of the 2018 Plan to $17.50, $22.50 and $27.50;

2.

Extension of the period of time during which the exercisable portion of the Awards granted to Chad Steelberg and Ryan Steelberg will remain exercisable in the event of the officer’s separation from Service (as defined in the 2018 Plan) is initiated by the Company (other than for Misconduct, as defined in the 2018 Plan) to the expiration of the 10-year term of such awards; and

3.

Deletion of Section 2.1(f) of the 2018 Plan, which provides that, unless determined otherwise by a committee of independent and disinterested Board members, neither Chad Steelberg nor Ryan Steelberg shall be eligible to receive additional equity awards under the 2018 Plan or the Company’s 2017 Stock Incentive Plan.

The foregoing description of the Plan Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to the 2018 Plan evidencing the Plan Amendments, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

In addition, on August 27, 2020, the disinterested members of the Board approved amendments to the Awards granted to Chad Steelberg and Ryan Steelberg reducing the exercise prices of such Awards to $11.97 per share.  Copies of the Amended and Restated CEO Award Agreement and the Amended and Restated President Award Agreement entered into between the Company and Chad Steelberg and Ryan Steelberg, respectively, are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Veritone, Inc. 2018 Performance-Based Stock Incentive Plan.
10.2	Amended and Restated CEO Award Agreement between the Company and Chad Steelberg dated effective as of August 27, 2020.
10.3	Amended and Restated President Award Agreement between the Company and Ryan Steelberg dated effective as of August 27, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2020	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel
and Secretary